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EXHIBIT 3.11A

ARTICLES OF INCORPORATION

OF

THE O. S. KELLY COMPANY

FIRST, The name of said corporation shall be The O. S. Kelly Company.

SECOND, said corporation is to be located at Springfield, in Clark county, Ohio, and its principal business transacted there.

THIRD, said corporation is formed for the purpose of engaging in a general manufacturing business, including the manufacture and sale of implements, machines, machinery and structures of all kinds.

FOURTH, the capital stock of said corporation shall be three hundred and fifty thousand dollars, ($350,000), divided into thirty-five hundred (3500) shares of one hundred dollars, ($100), each.

IN WITNESS WHEREOF WE HAVE HEREUNTO SET OUR HANDS THIS SEVENTEENTH DAY OF MARCH, A. D., 1890.

THE STATE OF OHIO, COUNTY OF CLARK, S.S.

    Personally appeared before me, the undersigned, a Notary Public in and for said County, this Seventeenth day of March, A. D. 1890, the above named Oliver S. Kelly, Warren Kelly, Edwin S. Kelly, Cyrus A. Phelps, Joseph B. Cartmell, Leffard H. Pursell, and Van H. Cartmell, who each severally acknowledged the signing of the foregoing articles of incorporation to be his free act and deed for the uses and purposes therein mentioned.

    Witness my hand and official seal on the day and year last aforesaid.

THE STATE OF OHIO, COUNTY OF CLARK, S.S.

    I, Daniel H. Cushing, Clerk of the Court of Common Pleas, within and for the County aforesaid, do hereby certify that Wm. A. Scott, whose name is subscribed to the foregoing acknowledgement, was at the date thereof a Notary Public in and for said County, duly commissioned and qualified and authorized as such to take said acknowledgement; and further that I am well acquainted with his handwriting and believe that the signature to said acknowledgement is genuine.

    In witness whereof I have hereunto set my hand and affixed the Seal of said Court, at Springfield, Ohio, this Seventeenth day of March, A. D. 1890.

CLERK.

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  EXHIBIT 3.11A
ARTICLES OF INCORPORATION OF THE O. S. KELLY COMPANY